EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-120146, 333-134147 and 333-142403) and Forms
S-8 (Registration Nos. 333-115649 and 333-123184) of our report dated February 17, 2006, included in the Annual Report on Form 10-K of NATIONAL COAL CORP. for the fiscal year ended December 31, 2007.



                                         /S/ GORDON, HUGHES & BANKS, LLP
                                         ----------------------------------
                                         GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
April 14, 2008